UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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flooidCX Corp.
(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

Relating to the Amendment of our Articles of Incorporation

flooidCX Corp.

14747 N Northsight Blvd

Suite 111-218

Scottsdale, Arizona 85260

Dear flooidCX Corp. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock, which approved the following action:

Approval of an amendment to our Articles of Incorporation to change our name to Quantum Energy Corporation

As of the close of business on June 10, 2024, the record date for shares entitled to notice of and to sign written consents in connection with the action described above, the following voting shares were outstanding: 49,166,697 shares of common stock. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving the action listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy. The Actions will be effective twenty (20) days from the mailing of the Information Statement, which is expected to take place on or before August 1, 2024.

The Company will pay all costs associated with the distribution of this Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending out the Information Statement to the beneficial owners of the Company’s common stock. This information statement will be provided to each shareholder and shareholders that share an address will each receive a copy of this information statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS: NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING SHARES OF THE COMPANY. THAT VOTE WAS SUFFICIENT TO APPROVE THE ACTIONS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Dennis M. Danzik

Dennis Danzik, Chief Executive Officer

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PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION TO CHANGE ITS NAME TO

QUANTUM ENERGY CORPORATION

INTRODUCTION

The Board of Directors of the Company has unanimously approved, and a majority of the shareholders have voted for a proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Quantum Energy Corporation. We are now notifying you and the other shareholders that did not participate in the meeting of the actions of the shareholders who hold a majority of the voting shares. The name change will take effect after we meet all applicable regulatory requirements.

REASONS FOR THE NAME CHANGE

The primary reason for the name change is to more properly reflect our new business model. The Company will no longer be in the business of improving communication between businesses and their customers. Going forward, the Company will be engaged in the development and support of energy systems technologies, with a focus on direct energy systems, including photon lighting systems, photovoltaic systems and energy storage systems. Our operations will encompass manufacturing support, sales, distributorship, consulting, and advising in the energy sector.

One of the Company’s featured products is Photon Lighting Systems, a revolutionary technology enabling light fixtures to generate power while being energized. This technology is compatible with various light sources including LED, incandescent, fluorescent, and sodium vapor. In addition, the Company is the exclusive provider of Photon Engines (PEs), which require minimal power for activation and are capable of storing substantial electrical energy.

The Company offers comprehensive energy systems that integrate Photon Lighting, Photon Engines, and Energy Storage Systems technology for a wide range of applications, including industrial, institutional, commercial, residential, rural, and off-grid settings. Our services will extend to consulting and advising in energy system implementation and optimization.

The affect of the name change will be to change all correspondence and references to the Company to the new name. Management believes this will help the public and the market to understand the business of the Company and will aid the Company’s marketing and sales efforts.

CORPORATE GOVERNANCE ENHANCEMENTS

In alignment with our new strategic direction, the Company has engaged Baker Tilly US, LLP to address all material weaknesses over the upcoming months until all have been resolved. This initiative is part of our commitment to enhancing corporate governance and aligning our operational practices with our new business model.

FUTURE PLANS AND STRATEGY

The name change and updated business focus are designed to open new capital opportunities, access new markets, and potentially increase the Company's revenue and earnings. This strategic shift is designed to position the Company for long-term growth and success in the energy sector.

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EXCHANGE OF STOCK CERTIFICATES

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding shares of our stock. As soon as practicable after the effectiveness of the proposed amendments, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to our corporate secretary and transfer agent in exchange for certificates representing common stock with our new name “New Common Stock”. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of our New Common Stock. Until surrendered to the Transfer Agent, certificates of Old Common Stock retained by shareholders will be deemed for all purposes, including, voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock owned by each shareholder before the name change. Shares held in book entry form will be changed by notation to the record of the custodian.

NO DISSENTERS’ RIGHTS

Under Nevada law, you are not entitled to dissenters’ rights with respect to the amendment of the articles of incorporation or the name change as proposed herein.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The name change will amend Article I of the Company’s Articles of Incorporation to replace the current paragraph with a paragraph which states that the name of the Company is Quantum Energy Corporation. The Amendment will be filed with the Secretary of State of Nevada and will become effective upon regulatory approval. Once completed, the name change will require the Company’s share certificates to reflect the new name, and all letterhead and correspondence will likewise be changed to reflect the new name.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, management believes that the change of name is in the Company’s best interest and in the best interest of our shareholders and therefore the Board recommended that the shareholders vote for this proposal.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the year ended December 31, 2022 is incorporated by reference herein.

FORM 10-K

A copy of the Company’s Form 10-K for the fiscal year ending December 31. 2022 was previously filed with the United States Securities and Exchange Commission. The Company’s new auditors are working on the 10-K for the period ending December 31, 2023. That annual report will be filed as soon as it is completed. Copies of these reports will be furnished without charge to shareholders as of the date of this Information Statement upon written request by the shareholders to flooidCX Corp.

You may also obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov.

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DELIVERY OF DOCUMENTS TO PEOPLE SHARING ADDRESSES

This Information Statement and related materials will be delivered to each shareholder and the Company will not limit the delivery of these materials to one copy where shareholders share an address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth, as of the June 10, 2024, the ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, and by our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At this time, there are not any pending or anticipated arrangements that may cause a change in control of the Company.

			Voting Only Series C
Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Common Stock Percentage (2)	Preferred Stock Beneficially Owned	Voting Only Percentage (1) (2)
Dennis Danzik (3)
14747 N. Northsight Blvd. Suite 111-218 Scottsdale, AZ 85260
	13,800,000	28%	580,000	63%
William Hinz (4)
6620 E Stallion road Paradise Valley, AZ 85253
	3,600,000	7%	120,000	13%
Samuel Olsen (5) 2728 Carolina Blue Avenue Henderson, NV 89052
	0	0%	105,000	11%
Craig Kitchen (6)
4700 S. Fulton Ranch Blvd., Unit 26 Chandler, AZ 85248
	900,000	2%	30,000	3%
William Westbrook (7)
1 ACR N3141 Vernon, AZ 85940	450,000	1%	15,000	2%

All Officers and Directors as a group (3 persons) (3) (6) (7) (8)	18,750,000	38%	505,000	93%

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(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	Based on 49,166,697 shares of Common Stock and 915,000 shares of Series C preferred stock issued and outstanding as of June 1, 2024, which together equate to total votes outstanding of 291,716,697.

(3)

Mr. Danzik beneficial ownership for the purpose of this table is based on 13,800,000 shares of common stock and 580,000 shares of Series C preferred shares beneficially owned by Mr. Danzik and his and his family and by, Deja, LLC, which he beneficially controls, and which together equates to 142,600,000 total voting rights.

(4)

Mr. Hinz beneficial ownership for the purpose of this table is based on the fact that he is Trustee of the Hinz Family Trust, which owns 3,600,000 shares of common stock and 120,000 shares of Series C preferred shares. which equates to 33,600,000 total voting rights.

(5)

Mr. Olsen’s beneficial ownership for the purpose of the table is based on his beneficial ownership of zero shares of common stock and 105,000 of Series C preferred shares, which equate to 26,250,000 total voting rights.

(6)

Mr. Kitchen is a director of the Company and his beneficial ownership for the purpose of this table is based on his ownership of 900,000 shares of common stock and 30,0000 Series C preferred shares, which equate to 8,400,000 total voting rights.

(7)

Mr.  Westbrook is a director of the Company and his beneficial ownership for the purpose of this table is based on his ownership of 450,000 shares of common stock and 15,000 shares of Series C preferred stock, which equate to 4,200,000 total voting rights.

(8)

The officers and directors, as a group, consist of three (3) individuals, Messrs. Danzik, Kitchen and Westbrook, which together possess voting rights in the common and Series C preferred shares, which equate to 155,200,000 voting rights.

Exhibits Index

Exhibit 3.1	Amended and restated articles of incorporation as filed with the Secretary of State of Nevada.

End of Filing

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